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                                                                    EXHIBIT 10.2
                           1996 AMENDED AND EXTENDED

              LOAN PURCHASE AND ADMINISTRATIVE SERVICES AGREEMENT



     THIS AGREEMENT (the "Agreement") is made as of June 1, 1996, by and between CWM Mortgage Holdings, Inc. (formerly known as Countrywide Mortgage Investments, Inc.), a Delaware corporation (the "Company"), and Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), a New York corporation ("CHL").

                                  WITNESSETH:

     WHEREAS, the Company has elected to qualify for the tax benefits accorded by Sections 856 to 860 of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the Company, directly or through Subsidiaries, in the conduct of its business primarily operates a mortgage loan conduit, engages in warehouse lending and construction lending, and invests in mortgage loans, manufactured housing loans and mortgage-related securities meeting the investment criteria established from time to time by the Board of Directors; and

     WHEREAS, the Company may desire to purchase mortgage loans originated or purchased by CHL and may request CHL to cause the issuance of Agency Securities supported by pools of such mortgage loans on its behalf; and

     WHEREAS, the Company may desire to appoint CHL to service mortgage loans originated by others and purchased by the Company through its mortgage loan conduit operations; and

     WHEREAS, the Company and CHL desire to amend and extend the Loan Purchase and Administrative Services Agreement originally entered into as of September 3, 1985, as amended and extended thereafter on an annual basis, for a one-year period through May 31, 1997, upon the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

     Section 1. Definitions. Whenever used in this Agreement, the following
     ---------  -----------
terms, unless the context otherwise requires, shall have the following meanings:


     (a) "Affiliate" shall have the meaning attributed to such term in the Management Agreement.

     (b) "Agency Securities" shall mean GNMA Certificates, FHLMC Certificates and/or FNMA Certificates.

     (c) "Agreement" shall mean this 1996 Amended and Extended Loan Purchase and Administrative Services Agreement.

     (d) "Board of Directors" shall mean the Board of Directors of the Company.

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     (e) "Conforming Loan" shall mean an FHA Loan, a VA Loan or a conventional mortgage loan eligible for sale to FNMA or FHLMC.

     (f) "FHA Loan" shall mean any mortgage loan insured by the Federal Housing Administration under the National Housing Act.

     (g) "FHLMC" shall mean the Federal Home Loan Mortgage Corporation, a corporation organized and existing under the laws of the United States, or any successor thereto.

     (h) "FHLMC Certificate" shall mean a mortgage participation certificate, guaranteed as to payment of interest and principal by FHLMC and backed by a pool of conventional mortgage loans.

     (i) "FNMA" shall mean the Federal National Mortgage Association, a corporation organized and existing under the laws of the United States, or any successor thereto.

     (j) "FNMA Certificate" shall mean a guaranteed mortgage pass-through certificate, guaranteed as to timely payment of interest and principal by FNMA and backed by a pool of FHA Loans, VA Loans, and/or conventional mortgage loans.

     (k) "GNMA" shall mean the Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development, or any successor thereto.

     (l) "GNMA Certificate" shall mean a fully modified pass-through mortgage-backed certificate guaranteed as to timely payment of interest and principal by GNMA and backed by a pool of FHA Loans or VA Loans.

     (m) "Jumbo Loan" shall mean any mortgage loan which is not a Conforming
Loan.

     (n) "Management Agreement" shall mean that certain agreement dated as of June 1, 1996 between the Company and the Manager governing the management of the Company's investments and day-to-day operations.

     (o) "Manager" shall mean Countrywide Asset Management Corporation, or any successor thereto, under a Management Agreement with the Company.

     (p) "Mortgage Backed Securities" shall have the meaning attributed to such term in the Management Agreement.

     (q) "Subsidiary" shall have the meaning attributed to such term in the Management Agreement.

     (r) "Unaffiliated Directors" shall mean those members of the Board of Directors who are not Affiliates of the Manager.

     (s) "VA Loan" shall mean any mortgage loan guaranteed by the Veterans Administration under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

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     Section 2.  Purchase of Mortgage Loans and Agency Securities from CHL by
     ---------   ------------------------------------------------------------
the Company.
- -----------

     (a) CHL may sell to the Company mortgage loans, Agency Securities and other mortgage-related assets meeting the Company's investment criteria. CHL agrees that all such sales shall be made in accordance with the normal and customary industry practices with respect to the sale of mortgage loans, Agency Securities and other mortgage-related assets. CHL agrees that all mortgage loans or other investments sold by it to the Company will meet the investment criteria of the Company in effect at the time of sales.

     (b) CHL agrees that, any sale of mortgage loans, Agency Securities and other mortgage-related assets from CHL to the Company will be made at prices no less favorable to the Company than are available to CHL from other purchasers.

     (c) The Company agrees that prior to the delivery of each mortgage loan purchased, it shall have no interest in such mortgage loan. CHL shall bear all expenses and costs associated with the mortgage loans prior to delivery, including the costs associated with mortgage loans that are not sold. Upon the delivery of such mortgage loan, the Company shall be the sole beneficial owner of such mortgage loan although legal title to the mortgage and the mortgage note will be held by CHL if so directed by the Company to permit the issuance of Agency Securities under Section 3.

     (d) Notwithstanding the fact that the Company is the beneficial owner of the mortgage loans it purchases, the Company and CHL agree that from and after the date first written above, the Conforming Loans sold to the Company under this Agreement shall be sold "servicing retained" and the servicing rights therefor shall remain with CHL. Notwithstanding the foregoing, CHL may not assign its servicing rights to such Conforming Loans without the consent of the Company prior to the issuance of Agency Securities backed by such Conforming Loans. The Company agrees that it will not unreasonably withhold its consent to such an assignment of servicing rights. CHL's rights to assign the servicing rights to Conforming Loans that have been pooled and exchanged for Agency Securities shall be subject to Subsection 3(c).

     (e) CHL hereby represents and warrants that at the time of sale of mortgage loans to the Company, such mortgage loans will meet the representations and warranties required to be made by sellers of mortgage loans to the Company or any Subsidiary pursuant to the Seller/Servicer Guide incorporated by reference into the Seller/Servicer Contract executed by CHL.

     (f) CHL shall act as an independent contractor and not as an agent of the Company for purposes of originating and purchasing mortgage loans and selling to the Company mortgage loans and Agency Securities and other investments.

     Section 3.  Pooling of Mortgage Loans; Issuance of Agency Securities;
     ---------   ---------------------------------------------------------
Payments of Certain Amounts to Company.  (a)  If directed by the Company, CHL on
- --------------------------------------
behalf of the Company will pool any FHA Loans and VA Loans purchased by the Company in accordance with the requirements of FNMA and will use its best efforts to have GNMA Certificates issued backed by such FHA Loans and VA Loans. In connection therewith, CHL will (i) apply to GNMA for a commitment to guarantee mortgage-backed securities by the issuance of such GNMA Certificates;
(ii) once such a commitment has been issued by GNMA, deliver the pool of mortgage loans to a custodian (selected by CHL and acceptable to the Company, subject to GNMA requirements) to be held for the benefit of the holder of the Certificates; and (iii) once the custodian verifies to GNMA that it has custody of the pool, enter into or cause to be created an appropriate GNMA guaranty pursuant to which CHL will issue a GNMA Certificate owned by and registered in the name of or deposited into a depository institution for the account of the

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Company.  After the issuance of such GNMA Certificates, CHL will retain all responsibilities and duties to GNMA, including the payment of all GNMA guaranty fees, with respect to such FHA Loans, VA Loans and GNMA Certificates and will service such FHA Loans and VA Loans after the issuance of the GNMA Certificates in accordance with GNMA requirements.

     (b) If directed by the Company, CHL on behalf of the Company will pool any conventional mortgage loans and/or FHA Loans and VA Loans purchased by the Company in accordance with the requirements of FNMA and/or the requirements of FHLMC and will use its best efforts to have FNMA Certificates and/or FHLMC Certificates issued backed by such conventional mortgage loans, FHA Loans and VA Loans, but only if CHL in its sole discretion determines that such conventional mortgage loans, FHA Loans and VA Loans meet all FNMA or FHLMC underwriting and other requirements for such issuance. In connection therewith, CHL will (i) apply to FNMA or FHLMC for a commitment to issue FNMA Certificates or FHLMC Certificates and (ii) once such commitment has been approved, CHL will contract with FNMA or FHLMC to pool such conventional mortgage loans, FHA Loans and VA Loans and cause to be issued FNMA Certificates or FHLMC Certificates backed by such loans, which FNMA Certificates or FHLMC Certificates will be owned by and will be registered in the name of or deposited into a depository institution for the account of the Company. After the issuance of such FNMA Certificates and FHLMC Certificates, CHL will retain all responsibilities and duties to FNMA and FHLMC, including the payment of all FNMA or FHLMC guaranty fees, with respect to such conventional mortgage loans, FHA Loans, VA Loans, FNMA Certificates and FHLMC Certificates and will service such conventional mortgage loans, FHA Loans and VA Loans after the issuance of the FNMA or FHLMC Certificates which they back, in accordance with FNMA and FHLMC requirements.

     (c) If Agency Securities are issued to the Company pursuant to this Section, CHL agrees that for such time as it is servicing the mortgage loans underlying each Agency Security on behalf of the Company, in addition to all duties and obligations imposed on CHL by the servicing agreement which incorporates the appropriate GNMA, FNMA or FHLMC requirements, CHL shall remit to the Company at the same time it remits each periodic installment of principal and interest on the Agency Security, the amount, if any, representing the difference between (i) the scheduled installment of principal and interest on the mortgage loans underlying the Agency Security, less the applicable GNMA, FNMA or FHLMC guaranty fee and CHL's servicing fee as agreed to between the Company and CHL, and (ii) the scheduled installment of principal and interest on the Agency Security. The obligation of CHL to remit such amounts to the Company shall arise upon receipt by CHL from the mortgagor of the scheduled installment of principal and interest on the underlying mortgage loan. CHL agrees that in the event it assigns its right to service the mortgage loans underlying Agency Securities, either the successor servicer of such mortgage loans will continue to remit the amounts referred to above to the Company or CHL will remit to the Company an amount representing the present value of the anticipated amounts which would otherwise be received by the Company over the life of the mortgage loans under this Subsection.

     Section 4.  Obligation to Assume Servicing.  In the event the Company or
     ---------   ------------------------------
any Subsidiary acquires rights to service mortgage loans or terminates the servicing rights of any entity which has sold mortgage loans to the Company or any Subsidiary on a servicing retained basis, and if requested by the Company, CHL agrees to negotiate a servicing agreement with the Company pursuant to which CHL may assume the servicing function.

     Section 5.  Additional Activities of CHL.  Nothing herein shall prevent CHL
     ---------   ----------------------------
or its Affiliates from engaging in other businesses or from rendering services of any kind to any other person or entity, including the performance of monitoring, administering or servicing activities for others investing in any type of real estate investment.

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     Section 6.  Bank Accounts.  Fidelity Bond. (a) CHL may establish and
     ---------   ------------------------------
maintain in connection with the services performed hereunder one or more bank accounts in the name of the Company, at the direction of the Company, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, moneys on behalf of the Company, under such terms and conditions as the Company may approve; and CHL shall from time to time render appropriate accountings of such collections and payments to the Company and, when requested, to the auditors of the Company.

     (b) CHL shall maintain a fidelity bond with a responsible surety company in an amount approved by the Board of Directors covering all officers and employees of CHL handling funds of the Company and any documents or papers, which bond shall protect the Company against all losses of any such property from acts of such officers and employees through theft, embezzlement, fraud, negligent acts, errors and omissions or otherwise, the premium for said bond to be paid by CHL.

     Section 7.  Records; Confidentiality.  CHL shall maintain appropriate
     ---------   ------------------------
books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection and copying by the Company at any time during normal business hours. CHL agrees to keep confidential any and all information it obtains from time to time in connection with the services it renders hereunder and shall not disclose any portion thereof to nonaffiliated third parties except with the prior written consent of the Company.

     Section 8. Term; Termination. (a) This Agreement shall continue in force
     ---------  -----------------
through May 31, 1997, and thereafter it may be extended only with the consent of CHL and by the affirmative vote of a majority of the Unaffiliated Directors. Each extension shall be executed in writing by both parties hereto before the expiration of this Agreement or of any extension thereof.

     (b) CHL may terminate this Agreement upon 30 days' written notice if at any time any of the Affiliates of Countrywide Credit Industries, Inc. are no longer serving as Manager.

     (c) Notwithstanding any other provision herein to the contrary, this Agreement, or any extension hereof, may be terminated by the Company with cause, upon 30 days' written notice, or by either party without cause, upon 60 days' written notice, by majority vote of the Unaffiliated Directors or by vote of the holders of a majority of the outstanding shares of common stock of the Company, in the case of termination by the Company, or in the case of termination by CHL, by majority vote of the Directors of CHL.

     Section 9. Assignment. This Agreement shall not be assignable in whole or
     ---------  ----------
in part by CHL, unless such assignment is to a corporation, association, trust or other organization which shall acquire the property and carry on the business of CHL, if at the time of such assignment a majority of the voting stock of such assignee organization shall be owned, directly or indirectly, by Countrywide Credit Industries, Inc. or unless such assignment is consented to in writing by the Company with the consent of a majority of the Unaffiliated Directors. Such an assignment shall bind the assignee hereunder in the same manner as CHL is bound hereunder, and, to further evidence its obligations hereunder, the assignee shall execute and deliver to the Company a counterpart of this Agreement. This Agreement shall not be assignable by the Company without the consent of CHL, except in the case of an assignment by the Company to a corporation or other organization which is a successor (by merger, consolidation or purchase of assets) to the Company, in which case such successor organization shall be bound hereunder by the terms of said assignment in the same manner as the Company is bound hereunder.

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     Section 10.  Termination by Company for Cause.  At the option solely of the
     ----------   --------------------------------
Company, this Agreement may be and become terminated upon receipt of 30 days' written notice of termination from the Board of Directors to CHL if any of the following events shall occur:

     (a) If CHL shall violate any provisions of this Agreement and, after notice of such violation, shall not cure such default within 30 days; or

     (b) There is entered an order for relief or similar decree or order with respect to CHL by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or CHL (i) ceases or admits in writing its inability to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors; (ii) applies for, or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of CHL or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against CHL and continue undismissed for 30 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against CHL without such authorization, application or consent and remain undismissed for 30 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 30 days.

     (c) CHL agrees that if any of the events specified in paragraph (b) of this
Section 10 shall occur, it will give prompt written notice thereof to the Board of Directors after the happening of such event.

     Section 11. Action Upon Termination. From and after the effective date of
     ----------  -----------------------
termination of this Agreement, pursuant to Sections 8, 9 or 10 hereof, CHL shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination. CHL shall forthwith upon such termination:

     (a) Pay over to the Company any money collected and held for the account of the Company pursuant to this Agreement or otherwise, after deducting any accrued compensation to which it is then entitled;

     (b) Deliver to the Board of Directors a full accounting, including a statement showing any payments collected by it and a statement of any money held by it, covering the period following the date of the last accounting furnished to the Board of Directors; and

     (c) Deliver to the Board of Directors all property and documents of the Company then in the custody of CHL, except to the extent that to do so would conflict with the terms of its servicing agreement with the Company.

     Section 12. Release of Money or other Property Upon Written Request.  CHL
     ----------  -------------------------------------------------------
agrees that any money or other property of the Company held by CHL under this Agreement shall be held for the Company in a custodial capacity, and CHL's records shall be appropriately marked to clearly reflect the ownership of such money or other property of the Company. CHL shall release its custody of any money or other property only in accordance with written instructions from the Company.

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     Section 13. Notices.  Any notice, report or other communication required
     ----------  -------
or permitted to be given hereunder shall be in writing, unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

         The Company:              CWM Mortgage Holdings, Inc.
                                   35 North Lake Avenue
                                   Pasadena, California  91101-1857
                                   Attention:  General Counsel

         CHL:                      Countrywide Home Loans, Inc.
                                   155 North Lake Avenue
                                   Post Office 7137
                                   Pasadena, California  91109-7137
                                   Attention:  General Counsel

     Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 13.

     Section 14. No Joint Venture. The Company and CHL are not partners or joint
     ----------  ----------------
venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

     Section 15. Amendments.  This Agreement shall not be amended, changed,
     ----------  ----------
modified, terminated or discharged in whole or in part, and the performance of any obligation hereunder may not be waived, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns, or otherwise as provided herein.

     Section 16. Successors and Assigns.  This Agreement shall bind any
     ----------  ----------------------
successors or permitted assigns of the parties hereto as herein provided.

     Section 17.  Severability.  The invalidity or unenforceability of any
     ----------   ------------
provision of this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.

     Section 18.  Entire Agreement.  This instrument contains the entire
     ----------   ----------------
agreement between the parties as to the rights granted and the obligations assumed in this instrument.

     Section 19.  Waiver.  Any forbearance by a party to this Agreement in
     ----------   ------
exercising any right or remedy under this Agreement or otherwise afforded by applicable laws shall not be a waiver of or preclude the exercise of that or any other right or remedy.

     Section 20.  Governing Law.  This Agreement shall be governed by, construed
     ----------   -------------
under and interpreted in accordance with the laws of the State of California.

     Section 21.  Headings and Cross-References.  The section headings hereof
     ----------   -----------------------------
have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement. Any reference in this Agreement to a "Section" or "Subsection" shall be construed, respectively, as referring to a section of this Agreement or a subsection of a section of this Agreement in which the reference appears.

     Section 22.  Execution in Counterparts.  This Agreement may be executed in
     ----------   -------------------------
one or more counterparts, any of which shall constitute an original as against any party whose

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signature appears on it, and all of which shall together constitute a single instrument. This Agreement shall become binding when one or more counterparts, individually or taken together, bear the signatures of both parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first above written.

                                       CWM MORTGAGE HOLDINGS, INC.


                                       By:  /s/ Michael W. Perry
                                            ------------------------
                                       Name:    Michael W. Perry
                                       Title:   Executive Vice President


                                       COUNTRYWIDE HOME LOANS, INC.


                                        By:  /s/ Stanford L. Kurland
                                             ------------------------
                                        Name:    Stanford L. Kurland
                                             ------------------------
                                        Title:   President
                                              -----------------------

     The undersigned, as Manager, consents to the foregoing terms and provisions of this Agreement and agrees to be bound by them in performing its duties as Manager of the Company.

                                       COUNTRYWIDE ASSET MANAGEMENT
                                       CORPORATION


                                       By:  /s/ Angelo R. Mozilo
                                            -------------------------
                                       Name:    Angelo R. Mozilo
                                            -------------------------
                                       Title:   Chairman of the Board
                                             ------------------------
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